As filed with the Securities and Exchange Commission on February 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VACCINOGEN, INC.

(Exact name of registrant as specified in its charter)

Maryland	14-1997223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

949 Fell Street

Baltimore, Maryland 21231

(Address of Principal Executive Offices including Zip Code)

Vaccinogen, Inc. 2015 Stock Incentive Plan

(Full Title of the Plan)

Andrew L. Tussing

President and Chief Executive Officer

949 Fell Street

Baltimore, Maryland 21231

(301) 668-8400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Eric R. Smith

Venable LLP

750 E. Pratt Street, Suite 900

Baltimore, MD 21202

(410) 244-7400

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Accelerated Filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee (2)
Common Stock, par value $0.0001 per share, to be issued pursuant to the Vaccinogen, Inc. 2015 Stock Incentive Plan	5,943,569	$3.54	$21,040,324	$2,444.88

(1)	This Registration Statement covers, in addition to the number of shares of common stock stated above, options and other rights to purchase or acquire shares of the common stock covered by this Registration Statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act using the average of the high and low price as reported on the OTC Market as of February 20, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the Vaccinogen, Inc. 2015 Stock Incentive Plan required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Registrant are incorporated herein by reference to the extent such documents are filed, not furnished:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 28, 2014;

(b)	the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, filed on April 30, 2014;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014, filed on November 14, 2014;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2014, filed on August 19, 2014;

(e)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed on May 14, 2014; and

(f)	the Registrant’s Current Reports on Form 8-K, filed on January 21, 2014, March 4, 2014, April 28, 2014, August 4, 2014, August 25, 2014, August 29, 2014, September 16, 2014, September 22, 2014, December 31, 2014, January 12, 2015, January 30, 2015, February 12, 2015, and February 20, 2015 (except that any reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference in this Registration Statement).

(g)	the description of the Registrant’s Common Stock contained in the Registrant’s effective registration statement on Form 10 (File No. 0-54997) and all amendments or reports filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. The Company’s charter contains a provision that eliminates, to the maximum extent permitted by Maryland law, the liability of our directors and officers to the Company and its stockholders for money damages.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in these or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The Company’s charter authorizes the Company to obligate itself, and the Company’s bylaws require the Company, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of the Company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity and (b) any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Company’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served its predecessor in any of the capacities described above and any employee or agent of the Company or its predecessor.

The Registrant has entered into employment agreements with certain officers that provide for indemnification and advance of expenses.

The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

Reference is made to the Company’s Articles and its Bylaws which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Registration Statement on Form S-8 and are incorporated herein by reference.

Item 7.	Exemptions from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of Vaccinogen, Inc. dated August 1, 2012 (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10 (File No. 0-54997) filed with the Commission on July 5, 2013).

4.2	Bylaws of Vaccinogen, Inc. (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10 (File No. 0-54997) filed with the Commission on July 5, 2013).

4.3	Vaccinogen Inc. 2015 Stock Incentive Plan (filed herewith).

5.1	Opinion of Venable LLP (filed herewith).

23.1	Consent of BDO USA LLP independent registered public accounting firm (filed herewith).

23.2	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland, on the 27th day of February, 2015.

VACCINOGEN, INC.

By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President, Chief Executive Officer, and Acting Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew L. Tussing as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew L. Tussing
Andrew L. Tussing	Chief Executive Officer and Acting Chief Financial Officer; Director	February 27, 2015

/s/ Benjamin S. Carson, Sr., MD
Benjamin S. Carson, Sr., MD	Chairman	February 27, 2015

/s/ Anders Halldin
Anders Halldin	Director	February 27, 2015

/s/ Michael G. Hanna, Jr., PhD
Michael G. Hanna, Jr., PhD	Director	February 27, 2015

/s/ Ronald Kaiser
Ronald Kaiser	Director	February 27, 2015

/s/ Hakan Edstrom
Hakan Edstrom	Director	February 27, 2015

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Amendment and Restated of Vaccinogen, Inc. dated August 1, 2012 (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10 (File No. 0-54997) filed with the Commission on July 5, 2013).

4.2	Bylaws of Vaccinogen, Inc. (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10 (File No. 0-54997) filed with the Commission on July 5, 2013).

4.3	Vaccinogen, Inc. 2015 Stock Incentive Plan (filed herewith).

5.1	Opinion of Venable LLP (filed herewith).

23.1	Consent of BDO USA LLP independent registered public accounting firm (filed herewith).

23.2	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).